Exhibit 99.1

Digimarc Reports First Quarter 2015 Financial Results

Beaverton, Ore. — April 27, 2015 — Digimarc Corporation (NASDAQ: DMRC) reported financial results for the first quarter ended March 31, 2015.

Revenue for the first quarter of 2015 totaled $6.0 million compared to $7.2 million in the same quarter a year-ago. The decrease was due to lower license revenue, reflecting the end of the quarterly license fee payments from The Nielsen Company in the first quarter of 2014 and the end of the quarterly royalty payments from Verance Corporation in the fourth quarter of 2014. The decline in license revenue was partially offset by higher service and subscription revenue.

Operating expenses for the first quarter of 2015 decreased 8% to $7.7 million from $8.4 million the same quarter a year-ago. The decrease was due to lower investment in research and development, partially offset by higher investment in sales and marketing as the company continues its transition from research and product development to market development and delivery of Digimarc Discover and Barcode. Legal and third-party consulting costs were also lower during the first quarter of 2015.

Operating loss for the first quarter of 2015 totaled $4.2 million compared to an operating loss of $3.3 million in the same quarter a year-ago. The higher operating loss is largely due to lower license revenue, partially offset by lower operating expenses.

Net loss for the first quarter of 2015 totaled $4.2 million or $(0.52) per diluted share, compared to a net loss of $2.0 million or $(0.29) per diluted share in the first quarter of 2014.

Cash, cash equivalents and marketable securities totaled $37.1 million at March 31, 2015, compared to $39.1 million at December 31, 2014.

Conference Call

Digimarc will hold a conference call later today (Monday, April 27, 2015) to discuss these results, as well as provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay via the investor section of the company’s website at www.digimarc.com/investors/investor-events-and-webcasts.

For those who wish to listen to the call via telephone, please dial the telephone number below at least five minutes prior to the scheduled start time:

Number: 866-562-9934

Conference ID: 27179681

If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading innovator and provider of consumer engagement, media management, and security solutions that create digital identities for all forms of media and many everyday objects. Digimarc’s digital IDs are imperceptible to humans and enable computers, networks and devices like mobile phones to better “see, hear and understand” brand impressions and other objects of interest. Digimarc has built an extensive intellectual property portfolio with patents in digital watermarking, content identification and management, media and object discovery to enable ubiquitous computing and related technologies. Digimarc develops solutions, licenses its intellectual property, and provides development services to business partners across a range of industries. For more information and the latest news, visit www.digimarc.com or follow us on Twitter @DigimarcCorp.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding increases in service and subscription revenue, decreased investment in research and development, increased investments in market development and delivery initiatives, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management’s opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results will be set forth in the company’s Form 10-K for the year ended December 31, 2014 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Company Contacts:

Charles Beck

Chief Financial Officer

503-469-4721

Charles.Beck@digimarc.com

Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

DMRC@liolios.com

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three-Month Information
	March 31,	March 31,
	2015	2014
Revenue:
Service	$3,501	$2,988
Subscription	1,716	1,412
License	772	2,805

Total revenue	5,989	7,205
Cost of revenue:
Service	1,578	1,414
Subscription	754	649
License	84	83

Total cost of revenue	2,416	2,146
Gross profit:
Service	1,923	1,574
Subscription	962	763
License	688	2,722

Total gross profit	3,573	5,059
Gross margin:
Service	55%	53%
Subscription	56%	54%
License	89%	97%
Percentage of gross profit to total revenue	60%	70%
Operating expenses:
Sales and marketing	2,090	1,879
Research, development and engineering	3,084	3,546
General and administrative	2,206	2,421
Intellectual property	367	534

Total operating expenses	7,747	8,380
Operating loss	(4,174)	(3,321)
Other income, net	23	27

Loss before income taxes	(4,151)	(3,294)
Benefit for income taxes	1	1,308

Net loss	$(4,150)	$(1,986)

Earnings (loss) per common share:
Loss per common share - basic	$(0.52)	$(0.29)
Loss per common share - diluted	$(0.52)	$(0.29)
Weighted average common shares outstanding - basic	7,960	7,000
Weighted average common shares outstanding - diluted	7,960	7,000
Cash dividends declared per common share:	$—	$0.11

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	March 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents (1)	$5,064	$6,122
Marketable securities (1)	32,031	32,201
Trade accounts receivable, net	3,620	4,545
Other current assets	2,518	2,611

Total current assets	43,233	45,479
Marketable securities (1)	—	749
Property and equipment, net	2,895	2,976
Intangibles, net	6,692	6,720
Goodwill	1,114	1,114
Other assets	337	378

Total assets	$54,271	$57,416

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and other accrued liabilities	$1,473	$1,379
Deferred revenue	2,984	3,660

Total current liabilities	4,457	5,039
Deferred rent and other long-term liabilities	158	203

Total liabilities	4,615	5,242
Commitments and contingencies
Shareholders’ equity:
Preferred stock	50	50
Common stock	9	8
Additional paid-in capital	61,853	60,222
Accumulated deficit	(12,256)	(8,106)

Total shareholders’ equity	49,656	52,174

Total liabilities and shareholders’ equity	$54,271	$57,416

(1)	Aggregate cash, cash equivalents, short- and long-term marketable securities was $37,095 and $39,072 at March 31, 2015 and December 31, 2014, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Three-Month Information
	March 31,	March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(4,150)	$(1,986)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	328	231
Amortization and write-off of intangibles	277	308
Changes in allowance for doubtful accounts	10	(7)
Stock-based compensation	1,217	1,259
Deferred income taxes	—	(509)
Excess tax benefit from stock-based awards	—	(72)
Changes in operating assets and liabilities:
Trade accounts receivable	915	1,809
Other current assets	93	(699)
Other assets	41	84
Accounts payable and other accrued liabilities	(99)	(314)
Deferred revenue	(668)	(1,484)

Net cash used in operating activities	(2,036)	(1,380)
Cash flows from investing activities:
Purchase of property and equipment	(125)	(117)
Capitalized patent costs	(194)	(295)
Maturity of marketable securities	21,976	11,192
Purchase of marketable securities	(21,057)	(9,266)

Net cash provided by investing activities	600	1,514
Cash flows from financing activities:
Exercise of stock options	874	712
Purchase of common stock	(496)	(850)
Cash dividends paid	—	(824)
Excess tax benefit from stock-based awards	—	72

Net cash provided by (used in) financing activities	378	(890)

Net decrease in cash and cash equivalents (2)	$(1,058)	$(756)

Cash, cash equivalents and marketable securities at beginning of period	39,072	34,964
Cash, cash equivalents and marketable securities at end of period	37,095	32,282

(2) Net decrease in cash, cash equivalents and marketable securities	$(1,977)	$(2,682)

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